Exhibit 99.1

TerraForm Power Reports 4Q 2016 and Full Year 2016 Financial Results

Schedules Annual Meeting for August 10, 2017

BETHESDA, Md., July 21, 2017 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”), an owner and operator of clean energy power plants, today reported fourth quarter and full year 2016 financial results and filed its Form 10-K for the annual period ended December 31, 2016 with the Securities and Exchange Commission. The Form 10-K is available on the Investors section of TerraForm Power’s website at www.terraformpower.com.

“The filing of our Form 10-K for 2016 is an important milestone for TerraForm Power. In addition, we have made significant progress in meeting the closing conditions for the Brookfield transaction, including the approval of our settlement agreement with SunEdison by the bankruptcy court,” said Peter Blackmore, Chairman and Interim CEO of TerraForm Power. “Our team remains focused on meeting the outstanding closing conditions, which include the receipt of certain regulatory approvals and shareholder approval of the transaction. We continue to expect the transaction to close in the second half of 2017.”

4Q 2016 and FY 2016 Results: Key Metrics

	4Q 2016	4Q 2015	% change YoY	2016	2015	% change YoY
Revenue, net ($M)	$135	$106	28%	$655	$470	39%
Net Income / (Loss) ($M)	($135)	($156)	n/a	($242)	($208)	n/a

MW (net) in operation at end of period	2,983	2,931	2%	2,983	2,931	2%
Capacity Factor	28.2%	22.9%	+530 bps	28.6%	22.3%	+630 bps
MWh (000s)	1,912	1,069	79%	7,724	3,462	123%
Adj. Revenue / MWh	$76	$100	-24%	$90	$135	-34%
Adj. Revenue ($M)	$146	$107	36%	$692	$467	48%
Adj. EBITDA ($M)	$112	$72	55%	$516	$358	44%
Adj. EBITDA margin	76.6%	67.1%	+950 bps	74.5%	76.6%	(210) bps
CAFD ($M)	$84	$23	263%	$166	$228	-27%

Unrestricted Cash ($M) at end of period	$565	$627	-10%	$565	$627	-10%

As disclosed in the Company’s Form 10-K for 2016, as of December 31, 2016, the Company did not maintain an effective control environment based on certain identified material weaknesses. Notwithstanding such material weaknesses, our management concluded that our consolidated financial statements in the Form 10-K for 2016 present fairly, in all material respects, the Company’s financial position, results of operations and cash flows as of the dates, and for the periods presented, in conformity with generally accepted accounting principles. The audited financial statements for the year ended December 31, 2016 include a going concern explanatory note.

Investor Conference Call

The Company will host an investor conference call and webcast to discuss its 4Q and Full Year 2016 results.

Date:            Tuesday, August 1, 2017
Time:             4:30 pm ET
US Toll-Free #:         (844) 464-3938
International #:         (765) 507-2638

Code:             54584781
Webcast:         http://edge.media-server.com/m/p/wkdrxfwd
The webcast will also be available on TerraForm Power's investor relations website: www.terraformpower.com.
A replay of the webcast will be available for those unable to attend the live webcast.

Annual Meeting

TerraForm Power has scheduled its annual meeting of stockholders for August 10, 2017 at 4:30 pm ET. As the Company did not hold an annual meeting of stockholders in 2016, pursuant to Rule 14a-8 under the Exchange Act, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in its proxy materials for the 2017 Annual Meeting. In order to be considered timely, such stockholder proposals must have been received by the Company no later than July 21, 2017. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act. Pursuant to the Company’s Amended and Restated Bylaws, a stockholder who wishes to bring business before the 2017 Annual Meeting outside of Rule 14a-8 under the Exchange Act or nominate a person for election to the Board of Directors of the Company must ensure that written notice of such proposal or nomination is received no later than the close of business on July 31, 2017, which is the 10th day following the day on which notice of the date of the 2017 Annual Meeting was publicly announced by the Company.

All stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and all notices of other stockholder proposals and director nominations, must be delivered to or mailed and received at the principal executive offices of the Company, at TerraForm Power, Inc., 7550 Wisconsin Ave., 9th Floor, Bethesda, Maryland 20814. The Company’s Bylaws also specify certain requirements regarding the form and content of notices of stockholder proposals and director nominations. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. Additional details on the meeting can be found on the Investors section of TerraForm Power’s website at www.terraformpower.com.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, the expected timing and likelihood of completion of the previously announced merger and sponsorship transaction with Brookfield Asset Management, Inc. and its affiliates (the “Sponsorship Transaction”), including the timing, receipt and terms and conditions of any required governmental approvals of the Sponsorship Transaction that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Sponsorship Transaction; the risk of failure of the holders of a majority of the outstanding Shares to adopt the merger agreement and other agreements contemplated by the Sponsorship Transaction and to obtain the requisite stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the Sponsorship Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Sponsorship Transaction; the risk that any announcements relating to the Sponsorship Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Sponsorship Transaction and its announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to delays in our filing of periodic reports with the SEC; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors or executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends that we may pay in the future will be subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

Adjusted Revenue (defined below) is a supplemental non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including revenue. Please see Appendix Table A-1 below for our definition of Adjusted Revenue and additional disclosure on the usefulness of Adjusted Revenue as a supplementary non-GAAP measure and on its limitations.

Adjusted EBITDA

Adjusted EBITDA (defined below) is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income (loss). The presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by non-operating, unusual or non-recurring items. Please see Appendix Table A-1 below for our definition of Adjusted EBITDA and additional disclosure on the usefulness of Adjusted EBITDA as a supplementary non-GAAP measure and on its limitations.

Cash Available for Distribution (CAFD)

CAFD (defined below) is a supplemental non-GAAP measure of results from normal operations after debt service, payments to non-controlling interests, maintenance capital expenditures and other operating cash flows. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures, including net income, net cash provided by (used in) operating activities or any other measure determined in accordance with GAAP, nor is it indicative of funds available to meet our total cash needs. Please see Appendix Table A-1 below for our definition of CAFD and additional disclosure on the usefulness of CAFD as a supplementary non-GAAP measure and on its limitations.

Contacts:

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

TERRAFORM POWER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2016	2015	2014
Operating revenues, net	$654,556	$469,506	$127,156
Operating costs and expenses:
Cost of operations	113,302	70,468	10,630
Cost of operations - affiliate	26,683	19,915	8,063
General and administrative expenses	89,995	55,811	20,984
General and administrative expenses - affiliate	14,666	55,330	19,144
Acquisition and related costs	2,743	49,932	10,177
Acquisition and related costs - affiliate	—	5,846	5,049
Loss on prepaid warranty - affiliate	—	45,380	—
Goodwill impairment	55,874	—	—
Impairment of renewable energy facilities	18,951	—	—
Depreciation, accretion and amortization expense	243,365	161,310	41,280
Formation and offering related fees and expenses	—	—	3,570
Formation and offering related fees and expenses - affiliate	—	—	1,870
Total operating costs and expenses	565,579	463,992	120,767
Operating income	88,977	5,514	6,389
Other expenses (income):
Interest expense, net	310,336	167,805	86,191
Loss (gain) on extinguishment of debt, net	1,079	16,156	(7,635)
Loss on foreign currency exchange, net	13,021	19,488	14,007
Loss on investments and receivables - affiliate	3,336	16,079	—
Other expenses, net	2,218	7,362	438
Total other expenses, net	329,990	226,890	93,001
Loss before income tax expense (benefit)	(241,013)	(221,376)	(86,612)
Income tax expense (benefit)	494	(13,241)	(4,689)
Net loss	(241,507)	(208,135)	(81,923)
Less: Pre-acquisition net income (loss) of renewable energy facilities acquired from SunEdison	—	1,610	(1,498)
Less: Predecessor loss prior to the IPO on July 23, 2014	—	—	(10,357)
Net loss subsequent to IPO and excluding pre-acquisition net income (loss) of renewable energy facilities acquired from SunEdison	(241,507)	(209,745)	(70,068)
Less: Net income attributable to redeemable non-controlling interests	18,365	8,512	—
Less: Net loss attributable to non-controlling interests	(130,025)	(138,371)	(44,451)
Net loss attributable to Class A common stockholders	$(129,847)	$(79,886)	$(25,617)

Weighted average number of shares:
Class A common stock - Basic and diluted	90,815	65,883	29,602
Loss per share:
Class A common stock - Basic and diluted	$(1.47)	$(1.25)	$(0.87)

TERRAFORM POWER, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$565,333	$626,595
Restricted cash	114,950	152,586
Accounts receivable, net	89,461	103,811
Prepaid expenses and other current assets	61,749	53,769
Assets held for sale	61,523	—
Total current assets	893,016	936,761

Renewable energy facilities, net, including consolidated VIEs of $3,434,549 and $3,558,041 in 2016 and 2015, respectively	4,993,251	5,834,234
Intangible assets, net, including consolidated VIEs of $875,095 and $929,580 in 2016 and 2015, respectively	1,142,112	1,246,164
Goodwill	—	55,874
Deferred financing costs, net	7,798	10,181
Other assets	114,863	120,343
Restricted cash	2,554	13,852
Non-current assets held for sale	552,271	—
Total assets	$7,705,865	$8,217,409

TERRAFORM POWER, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (CONTINUED)

	December 31, 2016	December 31, 2015
Liabilities, Redeemable Non-controlling Interests and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and financing lease obligations, including consolidated VIEs of $594,442 and $980,069 in 2016 and 2015, respectively	$2,212,968	$2,037,919
Accounts payable, accrued expenses and other current liabilities	125,596	153,046
Deferred revenue	18,179	15,460
Due to SunEdison, net	16,692	26,598
Liabilities related to assets held for sale	21,798	—
Total current liabilities	2,395,233	2,233,023
Long-term debt and financing lease obligations, less current portion, including consolidated VIEs of $375,726 and $59,706 in 2016 and 2015, respectively	1,737,946	2,524,730
Deferred revenue, less current portion	55,793	70,492
Deferred income taxes	27,723	26,630
Asset retirement obligations, including consolidated VIEs of $92,213 and $101,532 in 2016 and 2015, respectively	148,575	215,146
Other long-term liabilities	31,470	31,408
Non-current liabilities related to assets held for sale	410,759	—
Total liabilities	4,807,499	5,101,429

Redeemable non-controlling interests	180,367	175,711
Stockholders' equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, no shares issued	—	—
Class A common stock, $0.01 par value per share, 850,000,000 shares authorized, 92,476,776 and 79,734,265 shares issued in 2016 and 2015, respectively, and 92,223,089 and 79,612,533 shares outstanding in 2016 and 2015, respectively	920	784
Class B common stock, $0.01 par value per share, 140,000,000 shares authorized, 48,202,310 and 60,364,154 shares issued and outstanding in 2016 and 2015, respectively	482	604
Class B1 common stock, $0.01 par value per share, 260,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	1,467,108	1,267,484
Accumulated deficit	(234,440)	(104,593)
Accumulated other comprehensive income	22,912	22,900
Treasury stock, 253,687 and 121,732 shares in 2016 and 2015, respectively	(4,025)	(2,436)
Total TerraForm Power, Inc. stockholders' equity	1,252,957	1,184,743
Non-controlling interests	1,465,042	1,755,526
Total stockholders' equity	2,717,999	2,940,269
Total liabilities, redeemable non-controlling interests and stockholders' equity	$7,705,865	$8,217,409

TERRAFORM POWER, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(241,507)	$(208,135)	$(81,923)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, accretion and amortization expense	243,365	161,310	41,280
Amortization of favorable and unfavorable rate revenue contracts, net	40,219	5,304	4,190
Goodwill impairment	55,874	—	—
Impairment of renewable energy facilities	18,951	—	—
Amortization of deferred financing costs and debt discounts	24,160	27,028	25,793
Unrealized loss on U.K. interest rate swaps	24,209	—	—
Unrealized loss on commodity contract derivatives, net	11,773	1,413	—
Recognition of deferred revenue	(16,527)	(9,909)	(258)
Stock-based compensation expense	6,059	13,125	5,787
Unrealized loss on foreign currency exchange, net	15,795	22,343	11,920
Loss (gain) on extinguishment of debt, net	1,079	16,156	(7,635)
Loss on prepaid warranty - affiliate	—	45,380	—
Loss on investments and receivables - affiliate	3,336	16,079	—
Deferred taxes	375	(13,497)	(4,773)
Other, net	2,542	9,395	(9,257)
Changes in assets and liabilities:
Accounts receivable	3,112	(11,272)	(3,431)
Prepaid expenses and other current assets	(8,585)	12,189	22,921
Accounts payable, accrued expenses and other current liabilities	(1,156)	19,887	4,062
Deferred revenue	4,803	19,383	71,129
Due to SunEdison, net	—	—	4,422
Other, net	3,932	(1,919)	—
Net cash provided by operating activities	191,809	124,260	84,227
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(45,869)	(647,561)	(1,122,293)
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(4,064)	(2,471,600)	(644,890)
Change in restricted cash	(13,772)	(48,609)	23,635
Due to SunEdison, net	—	(26,153)	(56,088)
Other investments	—	(8,400)	—
Net cash used in investing activities	$(63,705)	$(3,202,323)	$(1,799,636)

TERRAFORM POWER, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (CONTINUED)

	Year Ended December 31,
	2016	2015	2014
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	$—	$921,610	$770,421
Proceeds from Senior Notes due 2023	—	945,962	—
Proceeds from Senior Notes due 2025	—	300,000	—
Proceeds from Term Loan	—	—	575,000
Repayment of Term Loan	—	(573,500)	(1,500)
Proceeds from bridge loan	—	—	400,000
Repayment of bridge loan	—	—	(400,000)
Proceeds from Revolver	—	890,000	—
Repayment of Revolver	(103,000)	(235,000)	—
Borrowings of non-recourse long-term debt	86,662	1,450,707	471,923
Principal payments on non-recourse long-term debt	(156,042)	(517,600)	(341,191)
Due to SunEdison, net	(32,256)	(138,923)	199,369
Sale of membership interests in renewable energy facilities	16,685	349,736	164,742
Distributions to non-controlling interests	(23,784)	(28,145)	(1,323)
Repurchase of non-controlling interests in renewable energy facilities	(486)	(63,198)	—
Distributions to SunEdison	—	(58,291)	—
Net SunEdison investment	42,463	149,936	405,062
Payment of dividends	—	(88,705)	(7,249)
Debt financing fees	(17,436)	(59,672)	(54,060)
Debt prepayment premium	—	(6,412)	—
Change in restricted cash for principal debt service	—	—	1,897
Net cash (used in) provided by financing activities	(187,194)	3,238,505	2,183,091
Net (decrease) increase in cash and cash equivalents	(59,090)	160,442	467,682
Effect of exchange rate changes on cash and cash equivalents	(2,172)	(2,401)	(172)
Cash and cash equivalents at beginning of period	626,595	468,554	1,044
Cash and cash equivalents at end of period	$565,333	$626,595	$468,554

Appendix Table A-1: Reg. G: TerraForm Power, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA to CAFD
We use a number of metrics and measures to evaluate our financial and operating performance. These metrics and measures also inform our strategic decision-making. These metrics and measures include U.S. GAAP performance and liquidity measures, including measures like revenue and net income (loss). They also include supplemental non-U.S. GAAP measures, including Adjusted Revenue, Adjusted EBITDA and CAFD. These supplemental non-GAAP measures and their limitations are discussed below. Because of the limitations described below, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD.
Adjusted EBITDA

We disclose Adjusted EBITDA because we believe Adjusted EBITDA is useful to investors and other interested parties as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. In addition, Adjusted EBITDA is also used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We believe Adjusted EBITDA is useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA.
We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.
Adjusted EBITDA is a supplemental non-GAAP financial measure. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Moreover, Adjusted EBITDA has certain limitations and should not be considered in isolation. Some of these limitations are: (i) Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) Adjusted EBITDA does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) Adjusted EBITDA does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and Adjusted EBITDA does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes, among other things, adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs, and items that do not pertain to our core operations, including adjustments for general and administrative expenses we have incurred as a result of the bankruptcy of SunEdison, Inc. and certain of its subsidiaries (the “SunEdison bankruptcy”). These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by non-operating, unusual or non-recurring items.
Cash Available for Distribution
We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. In addition, cash available for distribution is used by management for internal planning purposes and for evaluating the attractiveness of investments and acquisitions. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to calculate CAFD.
We define “cash available for distribution” or “CAFD” as Adjusted EBITDA as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents Adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee of the board of directors of TerraForm Power, Inc.
CAFD is a supplemental non-GAAP financial measure. Our definitions and calculations of CAFD may not necessarily be the same as those used by other companies. CAFD is not it indicative of the funds needed by us to operate our business. It should not be considered as an alternative to net income (loss), operating income, net cash provided by operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP. CAFD has certain limitations and should not be considered in isolation. Some of these limitations are: (i) CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above, including, but not limited to, not reflecting depreciation and amortization, and excludes certain other cash flow items that are not representative of our core business operations. These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of CAFD should not be construed to imply that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.
The following table presents a reconciliation of net loss to Adjusted EBITDA to CAFD:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$(135,354)	$(156,027)	$(241,507)	$(208,135)
Interest expense, net	67,225	46,203	310,336	167,805
Income tax provision	(2,621)	(16,083)	494	(13,241)
Depreciation, accretion and amortization expense (a)	75,430	51,321	283,584	166,614
General and administrative expenses (b)	19,070	14,443	60,522	51,330
Stock-based compensation expense (c)	2,202	2,104	6,059	12,134
Acquisition and related costs, including affiliate (d)	—	23,058	2,743	55,778
Loss on prepaid warranty with affiliate (e)	—	45,380	—	45,380
Unrealized loss on derivatives, net (f)	6,767	2,268	11,773	1,413
Loss (gain) on extinguishment of debt, net (g)	1,079	7,504	1,079	16,156
LAP settlement payment (h)	—	10,000	—	10,000
Eastern Maine Electric Cooperative litigation reserve (i)	—	14,000	—	14,000
Impairment charge (j)	71,549	—	74,825	—
Non-recurring facility-level non-controlling interest member transaction fees (k)	—	1,305	—	4,058
Loss (gain) on foreign currency exchange, net (l)	9,446	9,733	15,795	19,488
Loss on investments and receivables with affiliate (m)	2,491	16,079	3,336	16,079
Other non-cash items (n)	(6,235)	(5,048)	(14,822)	(9,310)
Other non-operating expenses (o)	662	5,811	1,354	8,153
Adjusted EBITDA	$111,711	$72,051	$515,512	$357,702

Adjusted EBITDA	$111,711	$72,051	$515,512	$357,702
Interest payments (p)	(72,696)	(52,497)	(249,944)	(138,094)
Principal payments (q)	(33,673)	(27,256)	(92,220)	(45,910)
Cash distributions to non-controlling interests, net (r)	(3,948)	(5,910)	(18,758)	(23,498)
Non-expansionary capital expenditures	(2,280)	(7,758)	(8,588)	(13,050)
(Deposits into)/withdrawals from restricted cash accounts	83,628	(42)	(4,545)	18,637
Other:
Contributions received pursuant to agreements with SunEdison (s)	—	—	8,000	15,142
Economic ownership adjustments (t)	—	39,558	—	53,147
Other items (u)	996	4,952	16,545	3,945
Estimated cash available for distribution	$83,738	$23,098	$166,002	$228,021
Impact of defaults on changes in restricted cash (v)	(4,885)	—	(4,885)	—
Estimated cash available for distribution excluding defaults	$88,623	$23,098	$170,887	$228,021

a)
Includes reductions within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts, of $5.3 million and $40.2 million for the year ended December 31, 2015 and 2016, respectively, of which $3.7 million and $10.1 million were within the three months ended December 31, 2015 and 2016, respectively.

b)
Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. For the year ended December 31, 2015, cash consideration of $4.0 million was paid to SunEdison for these services, and the amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in the period was treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In the year ended December 31, 2016 we accrued $8.8 million of routine G&A services provided or arranged by SunEdison under the Management Services Agreement that were not reimbursed by TerraForm Power and were treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In the year ended December 31, 2016, these items include extraordinary costs and expenses of $42.1 million related to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates (the “SunEdison bankruptcy”) and $9.6 million in investment banking, legal, third party diligence and advisory fees associated with acquisitions, dispositions and financings. The Company’s normal general and administrative expenses, paid by Terraform Power, were not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the three months and year ended December 31, 2016, Terraform Power incurred $5.5 million and $19.4 million of normal operating corporate general and administrative expenses.

c)	Represents stock-based compensation expense recorded within general and administrative expenses and within general and administrative expenses - affiliate.

d)	Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions.

e)
In conjunction with the acquisition of certain of the operating assets of First Wind (the “First Wind Acquisition”), SunEdison committed to reimburse us for capital expenditures not to exceed $50.0 million through 2019 for certain of our wind power plants in the form of a prepaid warranty that was capitalized as PP&E in purchase accounting. Through the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $2.7 million and recorded depreciation on the related asset of $1.9 million. As a result of the SunEdison bankruptcy, the Company recorded a loss of $45.4 million related to the write-off of this prepaid warranty agreement, which is no longer considered collectible.

f)	Represents the unrealized change in the fair value of commodity contracts not designated as hedges.

g)
We recognized net losses and (gains) on extinguishment of debt for the following credit facilities in the year ended December 31, 2015: $12.3 million corporate term loan extinguishment and related fees, $7.5 million relating to the refinancing of project level loans associated with our U.K. solar assets, $6.4 million of indebtedness associated with assets acquired from First Wind, $1.3 million corporate revolving credit facility, ($11.4 million) Duke Energy operating facility. During the year ended December 31, 2016, we recognized a net loss of $1.1 million on extinguishment of debt related to the ninth amendment of the corporate revolving credit facility.

h)
Pursuant to a settlement agreement, TERP made a one-time payment to certain parties related to Latin American Power Holding B.V. (“LAP”) in the amount of $10.0 million in April 2016 in exchange for, and contingent on, the termination of the arbitration and release of all claims against TerraForm Power. The expense incurred as a result of the one-time payment was recorded to general and administrative expenses for the year ended December 31, 2015.

i)
Represents a loss reserve related to the legal judgment in favor of Eastern Maine Electric Cooperative against certain of our subsidiaries for breach of contract over the proposed sale of a transmission line acquired from First Wind.

j)
Impairment charges of $74.8 million recognized in the year ended December 31, 2016 were composed of a $55.9 million impairment of goodwill attributed to the 2015 acquisition of 77.8 MWs of certain distributed generation assets from Capital Dynamics, and $19.0 million related to residential solar systems acquired from SunEdison, of which $15.7 million was recorded in the three months ended December 31, 2016.

k)
Represents professional fees for legal, tax, and accounting services related to entering certain tax equity financing arrangements that were paid by SunEdison, and are not representative of our core business operations.

l)	Represents net losses and (gains) on foreign currency exchange, primarily due to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds.

m)
As a result of the SunEdison bankruptcy, we recognized an $11.3 million loss on investment for residential project cancellations during the three months and year ended December 31, 2015 and an additional $2.5 million in the three months and year ended December 31, 2016. We also recognized a $4.8 million bad debt reserve for outstanding receivables from debtors in the SunEdison bankruptcy during the three months and year ended December 31, 2015, and $0.8 million in the year ended December 31, 2016.

n)	Primarily represents deferred revenue recognized for the upfront sale of investment tax credits to non-controlling interest members.

o)	Represents certain other items that we believe are not representative of our core business or future operating performance.

p)
Represents project-level and other interest payments attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statement of Operations to Interest payments applicable to CAFD for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Interest expense, net	($310.3)	($167.8)
Amortization of deferred financing costs and debt discounts	24.2	27
Unrealized loss on U.K. interest rate swaps	24.2	—
Accrual of special interest on corporate bonds and revolving credit facility related to August 2016 waiver agreements	11.8	—
Other change in accrued interest, net of other items	0.2	2.7
Interest payments	($249.9)	($138.1)

q)
Represents project-level and other principal debt payments to the extent paid from operating cash. The reconciliation from Principal payments on non-recourse long-term debt as shown on the Consolidated Statement of Cash Flows to Principal payments applicable to CAFD for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Principal payments on non-recourse long-term debt	($156.0)	($517.6)
Construction financings repaid by SunEdison as per terms of acquisition	38.1	429.1
Return of capital to debt providers not used to acquire assets, net	24.7	—
Financing lease obligations repaid by SunEdison as per terms of acquisition	—	20.2
Construction financings repaid from term loan proceeds	—	18.3
Other, net	1.0	4.1
Principal payments	($92.2)	($45.9)

r)
Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the years ended December 31, 2015 and 2016 is as follows:

$ in millions	2016	2015
Distributions to non-controlling interests	$(23.8)	$(28.1)
Contributions from non-controlling interests	4.6	—
Dividends paid to Class B1 common stockholders	—	2.9
Amount already reported in 2014 for CAFD purposes	—	1.7
Other, net	0.4	—
Cash distributions to non-controlling interests, net	$(18.8)	$(23.5)

s)
We received an equity contribution of $4.0 million from SunEdison pursuant to the Interest Payment Agreement for the year ended December 31, 2015. We received an equity contribution from SunEdison of $6.6 million and $8.0 million pursuant to the Amended Interest Payment Agreement during the years ended December 31, 2015 and December 31, 2016, respectively. In addition, in conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts for certain of our wind power plants. During the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $4.3 million. No contributions were received pursuant to either agreement during the three months ended December 31, 2015 or the three months and year ended December 31, 2016.

t)
Represents economic ownership of certain acquired operating assets which accrued to us prior to the acquisition close date. The amount recognized for the year ended December 31, 2015 primarily related to our acquisition of Invenergy Wind, First Wind, and Northern Lights. Per the terms of the Invenergy Wind acquisition, we received economic ownership of the Invenergy Wind assets effective July 1, 2015 and $39.6 million of CAFD accrued to us from July 1, 2015 through the

December 15, 2015 closing date. Per the terms of the First Wind acquisition, we received economic ownership of the First Wind operating assets effective January 1, 2015 and $7.2 million of CAFD accrued to us from January 1, 2015 through the January 29, 2015 closing date. Per the terms of the Northern Lights acquisition, we received economic ownership of the Northern Lights facilities effective January 1, 2015 and $3.7 million of CAFD accrued to us from January 1, 2015 through the June 30, 2015 closing date. The remaining $2.7 million of economic ownership related to our acquisitions of Moose Power and Integrys, which both closed in the second quarter of 2015.

u)	Represents other cash flows as determined by management to be representative of normal operations for 2016 and 2015 as follows:

$ in millions	2016	2015
Major maintenance reserve releases / (additions)	$9	$(4.3)
Regulus network upgrade reimbursements	3.0	4.3
Rattlesnake ERCOT collateral release / (posting)	4.5	(5.0)
Liquidated damages paid to TerraForm Power by SunEdison related to asset management and other performance agreements	—	4.4
Kaheawa Wind Power I tax reimbursement	—	2.4
Other	—	2.1
Total Other items	$16.5	$3.9

v)	Represents the accumulation of restricted cash as of December 31, 2016 due to the impact of SunEdison bankruptcy-triggered or related defaults for those defaults not resolved at July 15, 2017.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.
Reconciliation of Operating Revenues to Adjusted Revenue
Adjusted Revenue
We define adjusted revenue as Operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We disclose Adjusted Revenue as a supplemental non-GAAP measure because we believe it is useful to investors and other stakeholders in evaluating the performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. Adjusted Revenue has certain limitations in that it does not reflect the impact of these non-cash items of revenue on our performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including Operating revenue, net.
The following table presents a reconciliation of Operating revenues, net to Adjusted Revenue:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2016	2015	2016	2015
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$135,220	$105,654	$654,556	$469,506
Unrealized loss on derivatives, net (w)	6,767	2,268	11,773	1,413
Amortization of favorable and unfavorable rate revenue contracts, net (x)	10,091	3,705	40,219	5,304
Other non-cash items (y)	(6,235)	(4,404)	(14,882)	(9,310)
Adjusted revenue	$145,843	$107,223	$691,666	$466,913

w)	Represents the change in the fair value of commodity contracts not designated as hedges.

x)	Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net.

y)	Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members.